Exhibit 10.19
NUCRYST PHARMACEUTICALS CORP.
FORM OF
STOCK OPTION AWARD AGREEMENT
GRANT of Options made as of [•.]

TO:	• (the “Participant”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
1. Equity Incentive Plan
The grant by the Company to the Participant of Options by this Agreement is made pursuant to the terms and conditions of the 1998 Equity Incentive Plan, as amended (the “Plan”) of the Company. This Agreement and the terms and conditions of the grant of Options are subject in all respects to the terms and conditions of the Plan, which is made a part of this Agreement. The Participant, by acceptance of this Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Agreement. Terms that are defined in the Plan and not otherwise defined in this Agreement shall have the same meaning when used in this Agreement as in the Plan.
2. Grant of Options
The Company grants to the Participant, effective the date of this Agreement, • options (defined in the Plan and this Agreement as “Options” or individually as an “Option”) to purchase Common Shares of the Company (which Common Shares, when purchased by the exercise of Options, are defined as “Optioned Shares”), subject to the terms and conditions of this Agreement and the Plan.
3. Option Price
The exercise price of each Option (which is defined in the Plan as the “Option Price”) is• .
4. Expiry Date
The Options shall terminate on, and may not be exercised in whole or in part after, 5:00 p.m. (Calgary time) on • (the “Expiry Date”), unless earlier terminated in accordance with the terms of the Plan or this Agreement.
5. Vesting
The Options shall vest and shall become exercisable as to • on each of the • anniversaries of the date of this Agreement until the Expiry Date, unless otherwise set forth in this Agreement.
6. Exercise Condition
Not applicable.
7. Termination
If [the Participant’s employment with the Company (or any subsidiary of the Company) is terminated] [ the Participant ceases to serve as a Director] [the Participant is a Service Provider and ceases to provide services to the Company] before the Expiry Date, then the vesting of all Options shall stop immediately upon the Termination Date, and any Options that have vested as at the Termination Date shall remain in force and can be exercised by the Participant in accordance with the following provisions:
(a)	If the Termination Date shall occur for any reason whatsoever other than death or Disability, then the Participant will have 30 days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of such vested Options.

(b)	If the Termination Date shall occur by reason of death or Disability, then the Participant (or his personal legal representative) may, within 180 days after the Termination Date or before the Expiry Date (whichever is earlier) exercise all or any portion of such vested Options.
At the end of the periods specified above or the Expiry Date, whichever is earlier, all of the Options shall terminate and be of no further force or effect. “Termination Date” is defined in the Plan, and in no event shall any period during which the Participant is in receipt of or entitled to be in receipt of severance pay or pay in lieu of notice serve to extend the Termination Date.
8. Method of Exercise of Options and Payment
The Options shall be exercised (in accordance with the provisions of this Agreement and the Plan) from time to time by giving notice in writing to the Company and setting forth the number of Options being exercised. Such notice shall be accompanied by cash or certified cheque payable to the Company, or any other form of payment satisfactory to the Company, in the full amount of the purchase price for the Optioned Shares being purchased (such purchase price being equal to the number of Options being exercised times the Option Price). The Participant shall provide the Company with any additional documents that the Company may require. Upon the proper exercise of any Options, the Company shall forthwith issue to the Participant a share certificate representing the Optioned Shares acquired.
9. General Matters
(a)	Options are not transferable or assignable.

(b)	This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(c)	This Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Options to the Participant.

(d)	For the grant of the Options to be effective, this Agreement must be executed by the Participant and returned to the Company.

(e)	This Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Agreement shall be resolved by the courts of Alberta.

(f)	Time shall be of the essence of this Agreement.

(g)	The Participant acknowledges that neither the Plan or this Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Options.

(h)	The Participant shall not have any of the rights and privileges of a shareholder of the Company by virtue of being granted Options.
The Company and the Participant have executed this Agreement.

NUCRYST PHARMACEUTICALS CORP.

By:

By:

Witness	[Name of Participant]

NUCRYST PHARMACEUTICALS CORP.
STOCK OPTION AWARD AGREEMENT
GRANT of Options made as of •
TO: • (the “Participant” or “Director”)
BY: NUCRYST Pharmaceuticals Corp. (the “Company”)
1. Equity Incentive Plan
The grant by the Company to the Participant of Options by this Agreement is made pursuant to the terms and conditions of the 1998 Equity Incentive Plan, as amended (the “Plan”) of the Company. This Agreement and the terms and conditions of the grant of Options are subject in all respects to the terms and conditions of the Plan, which is made a part of this Agreement. The Participant, by acceptance of this Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Agreement. Terms that are defined in the Plan and not otherwise defined in this Agreement shall have the same meaning when used in this Agreement as in the Plan.
2. Grant of Options
The Company grants to the Participant, effective the date of this Agreement, • options (defined in the Plan and this Agreement as “Options” or individually as an “Option”) to purchase Common Shares of the Company (which Common Shares, when purchased by the exercise of Options, are defined as “Optioned Shares”), subject to the terms and conditions of this Agreement and the Plan.
3. Option Price
The exercise price of each Option (which is defined in the Plan as the “Option Price”) is •.
4. Expiry Date
The Options shall terminate on, and may not be exercised in whole or in part after, 5:00 p.m. (Calgary time) on • (the “Expiry Date”), unless earlier terminated in accordance with the terms of the Plan or this Agreement.
5. Vesting
Unless otherwise set forth in this Agreement, the Options shall vest and shall become exercisable:
(a)	as to • shares on the first anniversary of the date of this Agreement until the Expiry Date;

(b)	as to • shares on the second anniversary of the date of this Agreement until the Expiry Date; and

(c)	as to • shares on the third anniversary of the date of this Agreement until the Expiry Date.
6. Change of Control
Notwithstanding section 5, in the event that a Change of Control of the Company occurs prior to the Expiry Date, the Options shall immediately become fully exercisable as to all the Optioned Shares.
The following terms shall have the meanings set forth below:
(a)	“Change of Control of the Company” means the occurrence of a transaction or series of transactions, either alone or in combination with any other events or transactions, as a result of which:
(i)	any Person (other than the Director or any of his Associates or Westaim) acquires or becomes the beneficial owner of, or a combination of Persons (not including the Director or any of his Associates or Westaim) acting jointly or in concert acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

(ii)	50% or more of the issued and outstanding voting securities of the Company become subject to a voting trust in which neither the Director nor any of his Associates nor Westaim participates;

(iii)	a majority of the directors of the Company are removed from office at any annual or special meeting of shareholders, or a majority of the directors of the Company (calculated not including the Director) resign form office over a period of 60 days or less, unless the vacancies created thereby are either (1) filled by appointments made by the remaining members of the Board of Directors of the Company, or (2) are filled by nominees proposed by the Board of Directors, the Director or any of his Associates or Westaim; or

(iv)	any Person (other than the Director or any of his Associates or Westaim) makes a bona fide take-over bid (as defined in the Securities Act (Ontario) from time to time in effect) for the Common Shares, whether made by way of a take-over bid circular or tender offer as required under any applicable legislation, or by way of stock exchange take-over bid. Any such event is referred to herein as a “Take-over Bid”.
(b)	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.
(c)	“Associate” has the meaning attributed to such term in the Business Corporations Act (Alberta) as the same may be amended from time to time and any successor legislation thereto.

(d)	“Westaim” means The Westaim Corporation and its Subsidiaries.
7. Restoration of Status Quo in the Event of an Uncompleted Take-over Bid
          In the event that a Take-over Bid is made and:
(e)	as a result, pursuant to section 6 the Options have become exercisable in respect of certain of the Optioned Shares earlier than otherwise would be the case under section 5; and

(f)	thereafter the Take-over Bid is not completed and as a result no Change of Control of the Company, within the meaning of section 6(a)(i), (ii) or (iii), occurs;
then the Company and the Director will forthwith negotiate in good faith and thereafter will forthwith take such steps, enter into such agreements, make such payments, issue or convey such securities, and seek such regulatory approvals as may be necessary and desirable to restore each of the Company and the Director as nearly as possible to what would have been the situation had the Take-over Bid not occurred, no options had become exercisable, nor any cash payment made as a result of the Take-over Bid. It is the intent of the parties to re-establish as closely as possible their respective economic positions as they existed prior to the making of the Take-over Bid, while making allowance for taxation, regulatory and other irreversible events which may have intervened since the making of the Take-over Bid.
8. Termination
If the Participant ceases to serve as a Director before the Expiry Date, then the vesting of all Options shall stop immediately upon the Termination Date, and any Options that have vested as at the Termination Date shall remain in force and can be exercised by the Participant in accordance with the following provisions:
(a)	If the Termination Date shall occur for any reason whatsoever other than death or Disability, then the Participant will have 30 days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of such vested Options.

(b)	If the Termination Date shall occur by reason of death or Disability, then the Participant (or his personal legal representative) may, within 180 days after the Termination Date or before the Expiry Date (whichever is earlier) exercise all or any portion of such vested Options.
At the end of the periods specified above or the Expiry Date, whichever is earlier, all of the Options shall terminate and be of no further force or effect. “Termination Date” is defined in the Plan, and in no event shall any period during which the Participant is in receipt of or entitled to be in receipt of severance pay or pay in lieu of notice serve to extend the Termination Date.
9. Method of Exercise of Options and Payment
The Options shall be exercised (in accordance with the provisions of this Agreement and the Plan) from time to time by giving notice in writing to the Company and setting forth the number of Options being exercised. Such notice shall be accompanied by cash or certified cheque payable to the Company, or any other form of payment satisfactory to the Company, in the full amount of the purchase price for the Optioned Shares being purchased (such purchase price being equal to the number of Options being exercised times the Option Price). The Participant shall provide the Company with any additional documents that the Company may require. Upon the proper exercise of any Options, the Company shall forthwith issue to the Participant a share certificate representing the Optioned Shares acquired.
10. General Matters
(a)	Options are not transferable or assignable.

(b)	This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(c)	This Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Options to the Participant.

(d)	For the grant of the Options to be effective, this Agreement must be executed by the Participant and returned to the Company.

(e)	This Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Agreement shall be resolved by the courts of Alberta.

(f)	Time shall be of the essence of this Agreement.

(g)	The Participant acknowledges that neither the Plan or this Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Options.

(h)	The Participant shall not have any of the rights and privileges of a shareholder of the Company by virtue of being granted Options.
The Company and the Participant have executed this Agreement.

NUCRYST PHARMACEUTICALS CORP.

By:

By:

Witness	•